Exhibit 23.2

              Consent of Independent Registered Public Accountants

We have issued our report dated March 11, 2005, accompanying the financial statements of Monterey Bay Tech, Inc. (fka Aladdin Systems Holdings, Inc.) (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Company's previously filed Registration Statement on Form S-8 (File N. 333-46712, effective September 27, 2000).

/S/ Stonefield Josephson

Irvine, California
April 14, 2005